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                                                                    EXHIBIT 23.2
[LOGO] BDO
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                                BDO Seidman,LLP
                          Accountants and Consultants
                        510 First Citizens Bank Building
                             100 South Elm Street
                     Greensboro, North Carolina 27401-2643
                           Telephone: (910) 275-0931
                              Fax: (910) 379-8397



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Glenoit Mills, Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Amendment No. 2) of our report dated February 8, 1995, relating to the consolidated statements of income, capital deficit and cash flows of Glenoit Mills, Inc. and subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                        /s/ BDO Seidman, LLP


Greensboro, North Carolina
February 17, 1998